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                                                                    Exhibit 31.1

                                 CERTIFICATIONS

I, Kirk W. Foley, certify that:

      1.    I have reviewed this Form 10-K/A of HMI Industries Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

                                        /s/ Kirk W. Foley
                                        ----------------------------------------
                                        Kirk W. Foley
                                        Principal Executive Officer and Chairman
                                        January 28, 2005

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